UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2011

Griffin Capital Net Lease REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

(310) 606-5900

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Griffin Capital Net Lease REIT, Inc., a Maryland Corporation (the “Registrant”), hereby amends its Current Report on Form 8-K dated May 13, 2011, for the purpose of filing the pro forma financial information required by Item 9.01 of Form 8-K with respect to the Registrant’s acquisition of a property located in Carlsbad, CA (the “LTI property”) in accordance with Article 11 of Regulation S-X.

In accordance with Article 11 of Regulation S-X, the Registrant hereby files the following unaudited pro forma financial information.

Item 9.01. Financial Statements

GRIFFIN CAPITAL NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEETS

March 31, 2011

On May 13, 2011, Griffin Capital Net Lease REIT, Inc. (the “Company”), through a wholly-owned subsidiary of its operating partnership, The GC Net Lease REIT Operating Partnership, L.P. (the “Operating Partnership”), purchased the LTI property from 29 third-party unaffiliated investors and one affiliated investor. The purchase price of the LTI property was $56.0 million. The Company caused the Operating Partnership to issue approximately $7.79 million in limited partnership units to those contributing investors. The remaining purchase price was substantially financed with an expansion and extension of the Company’s existing bridge loan (the “Bridge Loan”) obtained from KeyBank National Association (“KeyBank”) in the amount of $12.3 million and the assumption of the existing mortgage loan of $34.43 million ($34.84 million at estimated fair value including the premium of $0.41 million), offset by $0.61 million of credits for financing and closing costs. The remaining purchase price of $2.09 million was deferred by the Company and will be paid upon repayment of the Bridge Loan. As of the acquisition date, the LTI lease had approximately 11 years remaining, expiring on May 31, 2022.

The following unaudited pro forma condensed consolidated balance sheets are presented to reflect (1) the acquisition of the LTI property to give effect to the acquisition of the property as if the acquisition had occurred on March 31, 2011.

The unaudited pro forma condensed consolidated balance sheets should be read in conjunction with the audited Consolidated Balance Sheets and the accompanying notes thereto contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the unaudited Consolidated Balance Sheets and the accompanying notes thereto contained in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011.

GRIFFIN CAPITAL NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEETS

	Historical March 31, 2011	Pro forma Adjustments- LTI		Pro forma
ASSETS
Total real estate, net	$101,999,473	$65,422,486	A	$167,421,959
Above market leases, net	1,673,377	-		1,673,377
Cash and cash equivalents	1,469,553	-		1,469,553
Restricted cash	1,785,645	-		1,785,645
Deferred financing costs, net	794,728	139,500	B	934,228
Deferred rent and other assets	1,342,340	-		1,342,340

Total assets	109,065,116	65,561,986		174,627,102

LIABILITIES AND EQUITY
Mortgage payable	25,991,166	34,837,746	A/C	60,828,912
Credit Facility	35,000,000	-		35,000,000
Bridge Loan	1,282,703	12,300,000	D	13,582,703
Restricted reserves	666,316	-		666,316
Below market leases, net	852,222	9,010,188	A	9,862,410
Due to affiliates, net	1,978,149	-		1,978,149
Accounts payable and other liabilities, including distributions payable	1,068,829	2,094,150	E	3,162,979

Total liabilities	66,839,385	58,242,084		125,081,469
Noncontrolling interests subject to redemption	4,886,686	-		4,886,686
Common stock subject to redemption	302,081	-		302,081
Stockholders’ Equity:
Preferred Stock, $0.001 par value, 200,000,000 shares authorized, 0 shares issued and outstanding	-	-		-
Common Stock, $0.001 par value, 700,000,000 shares authorized, 902,314 and 1,155,544 shares issued and outstanding, historical and pro forma, respectively	25,894	-		25,894
Additional paid-in capital	21,687,563	-		21,687,563
Cumulative distributions	(1,078,764)	-		(1,078,764)
Accumulated deficit	(1,405,523)	(469,088)	F	(1,874,611)

Total stockholders’ equity	19,229,170	(469,088)		18,760,082
Noncontrolling interests	17,807,794	7,788,990	G	25,596,784
Total equity	37,036,964	7,319,902		44,356,866

Total liabilities and equity	$109,065,116	$65,561,986		$174,627,102

See accompanying notes

GRIFFIN CAPITAL NET LEASE REIT, INC.

UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

The following unaudited pro forma condensed consolidated statements of operations of the Company, for the year ended December 31, 2010 and for the three months ended March 31, 2011, are presented as if (1) the Will Partners property was contributed to the Company by three unaffiliated third parties and an affiliate of the Company’s sponsor as of the beginning of the year ended December 31, 2010; (2) the ITT and Quad/Graphics properties were acquired by the Company from unaffiliated third parties as of the beginning of the year ended December 31, 2010; (3) the Emporia Partners property was contributed by affiliates of the Company and the Company assumed the related secured mortgage debt as of the beginning of the year ended December 31, 2010; (4) the LTI property was acquired from various unaffiliated third parties and one affiliated investor as of the beginning of the year ended December 31, 2010; (5) the Will Partners and ITT properties were financed from the credit facility obtained from KeyBank (the “Credit Facility”) and the Quad/Graphics and LTI properties were financed with the Bridge Loan; and (6) the Company issued a total of 1.95 million limited partnership units of the Operating Partnership in exchange for the Will Partners, Emporia Partners and LTI properties.

The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the Consolidated Financial Statements and accompanying notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the unaudited Consolidated Financial Statements and accompanying notes thereto included in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2011. In the Company’s opinion, all adjustments necessary to reflect the effects of the properties contributed and acquired, the respective debt, and the issuance of the Company’s shares and limited partnership units have been made.

The pro forma condensed consolidated statements of operations are not necessarily indicative of what the actual operating results would have been had the properties been acquired and/or contributed on January 1, 2010 nor do they purport to represent the Company’s future operating results.

GRIFFIN CAPITAL NET LEASE REIT, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

December 31, 2010

	Historical	Will Partners Historical	Emporia Partners Historical	ITT Historical	Quad/Graphics Historical	LTI Historical	Pro Forma Adjustment		Pro Forma
Revenue:
Rental income	$6,509,724	$976,762	$533,449	$477,431	$1,209,505	$3,935,283	$1,448,017	a	$15,090,171
Property tax recovery	755,370	236,526	128,333	78,256	177,153	601,824	-	a	1,977,462
Interest income	4,647	-	-	-	-	-	-		4,647

Total revenue	7,269,741	1,213,288	661,782	555,687	1,386,658	4,537,107	1,448,017		17,072,280
Expenses:
Asset management fee	560,141	-	-	-	-	-	677,618	b	1,237,759
Property management fee	188,793	-	-	-	-	-	224,407	c	413,200
Property tax expenses	755,370	236,526	128,333	78,256	177,153	601,824	-	a	1,977,462
Acquisition fees and expenses	2,103,134	-	-	-	-	-	2,799,194	d	4,902,328
General and administrative	1,359,686	-	-	-	-	-	-		1,359,686
Depreciation and amortization expense	2,941,676	-	-	-	-	-	3,515,369	e	6,457,045
Interest expense	3,170,029	-	213,794	-	-	-	3,913,401	f	7,297,224

Total expenses	11,078,829	236,526	342,127	78,256	177,153	601,824	11,129,989		23,644,704

Net loss	(3,809,088)	976,762	319,655	477,431	1,209,505	3,935,283	(9,681,973)		(6,572,424)
Net loss attributable to noncontrolling interest	(2,818,725)						(2,523,341)	g	(5,342,066)

Net loss attributable to Griffin Capital Net Lease REIT, Inc. common stockholders	$(990,363)						(239,995)		$(1,230,358)

Net loss per share, basic and diluted	$(1.08)								$(1.34)

Weighted average number of common shares outstanding - basic and diluted	919,833								919,833

See accompanying notes

GRIFFIN CAPITAL NET LEASE REIT, INC.

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2011

	Historical	LTI Historical	Pro Forma Adjustment		Pro Forma
Revenue:
Rental income	$2,454,019	$993,233	$332,836	a	$3,780,088
Property tax recovery	339,957	150,456	-	a	490,413
Interest income	350	-	-		350

Total revenue	2,794,326	1,143,689	332,836		4,270,851

Expenses:
Asset management fees to affiliates	204,212	-	105,000	b	$309,212
Property management fees to affiliates	74,472	-	29,797	c	104,269
Property tax expenses	339,957	150,456	-	a	490,413
Acquisition fees and expenses	262	-	2,799,194	d	2,799,456
General and administrative	370,135	-	-		370,135
Depreciation and amortization expense	1,034,076	-	580,211	e	1,614,287
Interest expense	1,182,542	-	679,755	f	1,862,297

Total expenses	3,205,656	150,456	4,193,957		7,550,069

Net loss	(411,330)	$993,233	(3,861,121)		(3,279,218)
Net loss attributable to noncontrolling interests	(242,685)		(1,872,739)	g	(2,115,424)

Net loss attributable to Griffin Capital Net Lease REIT, Inc. common stockholders	$(168,645)		$(995,149)		$(1,163,794)

Net loss per share, basic and diluted	$(0.08)				$(0.53)

Weighted average number of common shares outstanding - basic and diluted	2,197,250				2,197,250

See accompanying notes

GRIFFIN CAPITAL NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Rental Properties

On May 10, 2010, the board of directors approved the contribution, to the Operating Partnership, of a property from Will Partners LLC, an entity owned by an affiliate of the Company’s sponsor, and three unaffiliated third parties. The contribution was completed on June 4, 2010 at a purchase price of $26.31 million. The Will Partners property is occupied by World Kitchen, LLC. As of the contribution date, the Will Partners lease had a remaining lease term of 10 years.

On July 14, 2010, the board of directors approved the contribution, to the Operating Partnership, of all of the ownership interests in Emporia Partners LLC and the contribution of a property owned by such entity, from various affiliates of the Company’s sponsor. The contribution was completed on August 27, 2010 at a purchase price of $8.36 million. The Emporia Partners property is leased to Hopkins Enterprises, which subleases the property to Hopkins Manufacturing Corporation. As of the contribution date, the Emporia Partners lease had a remaining lease term of 10 years.

On August 10, 2010, the board of directors approved the acquisition, by the Operating Partnership, of an office facility (the “ITT property”) from an unaffiliated third party. The acquisition was completed on September 23, 2010 at a purchase price of $7.8 million. The ITT property is leased to ITT Educational Services, Inc. at a fixed annual rent of $21.28 per square foot for the term of the lease. As of the acquisition date, the ITT lease had a remaining lease term of six years.

On November 9, 2010, the board of directors approved the acquisition, by the Operating Partnership, of a printing facility (the “Quad/Graphics property”) from an unaffiliated third party. The acquisition was completed on December 30, 2010 at purchase price of $11.85 million. The Quad/Graphics property is leased to World Color (USA), LLC, at a fixed annual rent of $7.16 per square foot for the term of the lease. As of the acquisition date, the Quad/Graphics lease had a remaining lease term of 12 years.

On November 17, 2010, the board of directors approved the acquisition, by a wholly-owned subsidiary of the Operating Partnership, of a laboratory and manufacturing headquarters facility (the “LTI property”) from various unaffiliated third parties and one affiliated investor. The acquisition was completed on May 13, 2011 at purchase price of $56.0 million. The LTI property is leased to Life Technologies Corporation (“LTI”) at an initial annual rent of $12.25 per square foot with increases for the term of the lease. As of the acquisition date, the LTI lease had a remaining lease term of 11 years.

The Company’s portfolio consists of seven single-tenant net lease properties (the “Properties”). Five of the seven leases are full net leases, obligating each tenant to all expenses and costs of operating and maintaining the respective property, including capital expenditures. The ITT and Quad/Graphics leases obligate the tenant to all expenses and costs of operating and maintaining the respective property, leaving the respective landlords responsible for certain capital expenditures such as roof, parking lot, mechanical and structural costs. Reserves of $0.35 million and $0.26 million were established at closing to fund immediate and necessary owner obligations for the ITT and Quad/Graphics leases, respectively.

GRIFFIN CAPITAL NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

In accordance with Accounting Standards Codification (“ASC”) 805-10, “Business Combinations” (“ASC 805-10”), the Company performs the following procedures when allocating the contributed or acquired value of the real estate: (1) estimate the value of the real estate as of the transaction date on an “as if vacant basis”; (2) allocate the “as if vacant” value among land, building, and tenant improvements; (3) calculate the value of the intangible assets and liabilities as the difference between the “as if vacant” value and the contributed value; and (4) allocate the intangible value to the above, below and at market leases, leasing costs associated with in-place leases, tenant relationships and other intangible assets. The contribution value or the acquisition value of the Properties has been allocated, as of the transaction dates, in accordance with the methodology discussed above, and are presented in the unaudited pro forma condensed consolidated balance sheets.

The value allocated to building is depreciated and tenant improvements are amortized on a straight-line basis over an estimated useful life. The building is depreciated over a 40 year useful life and tenant improvements are amortized over the remaining contractual, non-cancelable term of the in-place lease. The value of above and below market leases are amortized over the remaining contractual, non-cancelable term of the in-place lease and recorded as either an increase (for below market leases) or a decrease (for above market leases) to rental income. Costs associated with originating these leases are amortized over the remaining contractual, non-cancelable term of the in-place lease, and are included in rental properties, net, in the accompanying unaudited pro forma condensed consolidated balance sheets.

Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheets

The unaudited pro forma condensed consolidated balance sheets as of March 31, 2011 reflect the following adjustments:

A.         Represents the acquisition of the LTI property by the Operating Partnership, in exchange for limited partnership units of the Operating Partnership and the assumption and financing of debt. The acquired value of the LTI property is reflected in the unaudited pro forma condensed consolidated balance sheets of the Company at fair market value. Rental properties, net, and in-place lease valuation is comprised of:

Building and improvements	$33,817,721
Land at fair market value	15,300,000
Intangible leasing assets	16,304,765

Rental properties, net	$65,422,486

In-place lease valuation- below market	$(9,010,188)

Fair market adjustment of assumed mortgage debt	$(412,298)

GRIFFIN CAPITAL NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

B.         Financing costs of $0.14 million, representing lender fees and costs, were capitalized. These fees and costs were paid to KeyBank as part of the Bridge Loan financing, as discussed below, and are amortized over the term of the loan.

C.         The assumption of approximately $34.43 million in debt with a fair value of $34.84 million as part of the acquisition. The LTI property debt had an original loan amount of $37.0 million and a fixed rate of 5.80%. The terms of the loan require monthly principal and interest payments. The LTI property debt is secured by a deed of trust, security agreement and fixture filing, and an assignment of leases and rents. The loan has a remaining term of approximately 5 years and matures in March 2016. On the acquisition date, the mortgage debt was measured at fair value using current interest rates, causing the Company to record a premium of $0.41 million, which is included in the mortgage payable balance on the accompanying consolidated balance sheets.

D.         The Company amended the Bridge Loan agreement in order to obtain an additional $12.3 million, to substantially fund the acquisition of the LTI property. The material terms of the Bridge Loan are as follows:

i.	$12.30 million loan balance;

ii.	450 basis points over daily LIBOR, with a LIBOR floor of 2.0%;

iii.	Six-month term, due on November 13, 2011;

iv.	Repaid with net equity raised, with minimum monthly payment of $2.05 million; and

v.	Guaranteed by various wholly-owned subsidiaries of the Company’s Operating Partnership, as well as by Kevin A. Shields, the Company’s President and Chairman.

In connection with the Bridge Loan, the Company also executed the second amendment to the credit agreement with KeyBank (the “Second Amendment to Credit Facility”). Pursuant to the Second Amendment to Credit Facility, the debt obtained from the Bridge Loan is secured under the Credit Facility. When the Bridge Loan is paid in full, the secured properties will serve as additional security for the Credit Facility, the guarantees issued in connection with the Bridge Loan will be released, and the secured properties may be refinanced pursuant to the terms of the Credit Facility. The initial Bridge Loan used to finance the acquisition of the Quad/Graphics property had a remaining balance of $1.28 million as of March 31, 2011 and was paid in full on April 18, 2011.

E.         Represents the remaining purchase price due to the sellers, which has been deferred by the Company. This amount will be paid once the Bridge Loan has been paid in full.

F.         Represents credits for financing and closing costs. This amount is included in the accompanying consolidated balance sheets as a reduction to the real estate assets.

G.         In exchange for the LTI property, the Operating Partnership issued 825,285 limited partnership units, representing an equity contribution of $7.79 million. Contributing investors were granted limited partnership units at either $9.20 or approximately $9.60 per unit, depending on whether they were represented by a third party financial advisor or not.

GRIFFIN CAPITAL NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Adjustments to the Unaudited Pro Forma Condensed Consolidated Statements of Operations

The historical amounts for the Properties presented for the year ended December 31, 2010 include operating revenues and certain operating expenses as required by Rule 3-14 and Article 11 of Regulation S-X. Other property level expenses, such as depreciation, interest expense and management fees, are presented for the year ended December 31, 2010 and for the three months ended March 31, 2011 as pro forma adjustments to the unaudited pro forma condensed consolidated statements of operations, and are derived from the results of each transaction:

a.         The pro forma adjustments reflect the contribution and acquisition of the Properties as of January 1, 2010 and include adjustments to reflect the following:

The historical rent revenue includes the contractual rent, straight-line rent and in-place lease valuation amortization. The pro forma adjustments are presented to adjust contractual rent revenue to a straight-line and the amortization of in-place lease valuation, in accordance with ASC 805-10, for each property, as if the property was acquired on January 1, 2010. The following summarizes the adjustment made to rent revenue for the period ended December 31, 2010:

	Adjustment to straight-line	(Above)/below market, in-place rent	Total rent revenue adjustment
Will Partners	$17,071	$(60,813)	$(43,742)
Emporia Partners	62,344	-	62,344
ITT	65,259	(41,953)	23,306
Quad/Graphics	8,325	28,793	37,118
LTI	553,669	815,322	1,368,991

Total	$706,668	$741,349	$1,448,017

The unaudited pro forma adjustment to rental revenue for the LTI property for the three-month period ended March 31, 2011 consisted of the following:

Adjustment to straight-line	(Above)/below market, in-place rent	Total rent revenue adjustment
$ 129,005	$203,831	$332,836

Property tax recovery is reflected in the statements as the Company has ultimate responsibility for these expenses. Property tax recovery amounts are estimated based on information available to the Company on a given date and may be updated as new information becomes available.

GRIFFIN CAPITAL NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following are the explanations for other operating and property level expenses included in the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 and for the three-month period ended March 31, 2011:

b.         Asset management fees are paid monthly to the Advisor at 0.0625%, or 0.75% annually, based on the aggregate book value of the properties, pursuant to the advisory agreement dated February 10, 2009, as amended.

c.         Property management fees are paid to The GC Net Lease REIT Property Management, LLC monthly at 3.0% of gross property revenues received, pursuant to the property management agreement.

d.         Acquisition fees and expenses are incurred with each contribution and acquisition transaction. The amount incurred as a result of the acquisition of the LTI property was approximately $2.80 million.

e.         Depreciation expense is reflected in the pro forma financial statements based on an estimated useful life of 40 years at the contributed basis or acquisition price for building and building improvements, and the remaining contractual, in-place non-cancelable lease term for intangible lease value. The following tables summarize the depreciation and amortization expense adjustment to the unaudited pro forma condensed consolidated statements of operations, by asset category:

For the year ended December 31, 2010:

	Building and building improvements	Tenant absorption and leasing costs	Total
Will Partners	$198,201	$207,567	$405,768
Emporia Partners	92,977	118,470	211,447
ITT	56,364	142,873	199,237
Quad/Graphics	204,151	173,922	378,073
LTI	845,443	1,475,401	2,320,844

Total	$1,397,136	$2,118,233	$3,515,369

The unaudited pro forma adjustment to depreciation expense for the LTI property for the three-month period ended March 31, 2011 consisted of the following:

Building and building improvements	Tenant absorption and leasing costs	Total
$ 211,361	$368,850	$580,211

GRIFFIN CAPITAL NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

f.         Interest expense related to the acquired and assumed property debt is reflected in the pro forma based on the interest rates and terms described above in Notes C and D under “Adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheets.” The following tables summarize the interest expense adjustments to the unaudited pro forma condensed consolidated statements of operations:

As of December 31, 2010:

Will Partners (at a rate of 5.75%)	$415,693
ITT (at a rate of 5.75%)	214,595
Quad/Graphics (at a rate of 6.50%)	515,911
LTI- assumed debt (at a rate of 5.80%)(1)	1,967,702
LTI- Bridge Loan (at a rate of 6.50%)	799,500

Total	$3,913,401

(1)	Amount includes amortization of related debt premium.

For the three-month period ended March 31, 2011:

LTI assumed debt (at a rate of 5.80%)(1)	$479,880
LTI- Bridge Loan (at a rate of 6.50%)	199,875

Total	$679,755

(1)	Amount includes amortization of related debt premium.

Interest expense for the Emporia Partners property is not included as part of the interest expense adjustment to the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2010 shown above since it is included in Emporia Partners’ historical interest expense as part of the operating expenses for the year ended December 31, 2010, which are required by Rule 3-14 of Regulation S-X.

g.         Net loss attributable to noncontrolling interest is derived as if the limited partnership units were issued for the Properties as of January 1, 2010 and converted to common stock as shown in the table below. Earnings per share of common stock is calculated based on the actual weighted average shares outstanding for the twelve month period ended December 31, 2010 and the three months ended March 31, 2011.

GRIFFIN CAPITAL NET LEASE REIT, INC.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

	For the Three Months Ended March 31, 2011	For the Year Ended December 31, 2010
Operating Partnership units issued in the initial capitalization of the Operating Partnership	20,000	20,000
Operating Partnership units issued in conjunction with the contribution of the Renfro and Plainfield properties as if converted to common stock	2,020,000	2,020,000
Operating Partnership units issued in conjunction with the acquisition of the Will Partners property as if converted to common stock	813,043	813,043
Operating Partnership units issued in conjunction with the acquisition of the Emporia Partners property as if converted to common stock	315,217	315,217
Operating Partnership units issued in conjunction with the acquisition of the LTI property as if converted to common stock	825,285	825,285

Total Operating Partnership units	3,993,545	3,993,545

Total weighted average shares outstanding as reported on Form 10-Q and 10-K, respectively	2,197,250	919,833

Total	6,190,795	4,913,378

Percentage of Operating Partnership units (noncontrolling interests) to total outstanding shares	64.51%	81.28%

Net loss allocable to noncontrolling interest based on the percentage of Operating Partnership units outstanding to total outstanding shares	$(2,115,424)	$(5,342,066)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFIN CAPITAL NET LEASE REIT, INC.

Date: July 27, 2011	By:	/s/ Joseph E. Miller
Joseph E. Miller Chief Financial Officer and Treasurer